AGREEMENT


Ladies and Gentlemen:

            CRAFund Advisors, Inc. (the "Advisor"), Citco Mutual Fund Distributors, Inc. (the "Distributor") and you wish to enter into this agreement ("Agreement") concerning the provision of certain services relating to The Community Reinvestment Act Qualified Investment Fund (the "Trust").

            The terms and conditions of this Agreement are as follows:

      Section 1. You agree to provide (a) reasonable assistance in connection with the distribution of shares; (b) the following administrative support services to your customers who may from time to time own of record or beneficially the Trust's shares ("Shares"): (i) responding to routine customer inquiries relating to services performed by you; (ii) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to your customers; (iii) forwarding to customers proxy statements and proxies containing any proposals regarding this Agreement or the Distribution Plan related hereto; (iv) aggregating and processing purchase, exchange, and redemption requests from customers and placing net purchase, exchange, and redemption orders for your customers; and (v) assisting customers in changing dividend or distribution options, account designations and addresses.

      Section 2. You agree to offer and sell shares of the Trust only in accordance with the terms and conditions of the Trust's then-current prospectus and statement of additional information (collectively, the "prospectus"). Neither you nor any of your officers, employees or agents are authorized to make any representations concerning the Trust or its Shares, Advisor or Distributor except those contained in the Trust's then current prospectus for the Trust's Shares, copies of which will be supplied by Distributor, to you, or in such supplemental literature or advertising as may be authorized by the Trust in writing. You agree not to use any other offering document, marketing materials or sales literature for the Trust without the consent of the Distributor.

      Section 3. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Advisor, the Trust or the Distributor in any matter or in any respect. You will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under applicable law unless you have obtained any licenses required by law. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold the Advisor, the Trust, the Distributor, their affiliates and each of their officers, directors and employees harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of the Shares by or on behalf of your customers. You and your employees will, upon request, be available during normal business hours to consult with the Advisor or its designees concerning the performance of your responsibilities under this Agreement.

      Furthermore, you agree to indemnify the Trust, the Distributor, the Advisor and their respective affiliates, officers, directors and employees against any and all claims, demands, controversies, actions, losses, damages, liabilities, expenses, arbitrations, complaints or investigations, including without limitation, reasonable attorneys' fees and court costs that are the result of or arise directly or indirectly, in whole or in part, from the Trust, the Advisor, the Distributor or their affiliates acting upon instructions for the purchase, exchange or resale of uncertificated book shares received through your manual or automated phone system or the Fund/SERV program of National Securities Clearing Corporation; provided such loss, liability or damages are not the result of the gross negligence, recklessness or intentional misconduct of the Distributor. All expenses which you incur in connection with your activities under this Agreement shall be borne by you. Termination or cancellation of this Agreement shall not relieve you from the requirements of this paragraph as to transactions or occurrences arising prior to such termination.

      Section 4. In consideration for the services and facilities provided by you hereunder, the Advisor will pay to you, and you will accept as full payment therefore, a fee at the annual rate specified on Appendix A and based upon the net asset value of the Trust's Shares owned of record or beneficially by your customers from time to time for which you provide services hereunder. The fee rate may be prospectively increased or decreased by the Advisor, in its sole discretion, at any time upon notice to you. You and the Advisor expressly acknowledge and agree that the Trust shall not be held liable for any fee payable to you hereunder. Further, the Trust may, in its discretion and without notice, suspend or withdraw the sale of such Shares, including the sale of such Shares to you for the account of any customer(s) and the Advisor shall have no liability to you for such suspension or withdrawal.

      Section 5. We may enter into other similar agreements with any other person or persons without your consent.

      Section 6. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Agreement, will be fully disclosed to your customers if required by applicable law, will be authorized by your customers and will not be excessive or unreasonable under the laws and instruments governing your relationships with your customers; (ii) if you are subject to laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, you will perform only those activities which are consistent with your statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the account of, your customers; and (iii) you are a member of the National Association of Securities Dealers, Inc. ("NASD"), that such membership has not been suspended, and that you agree to maintain membership in the NASD. You further agree to abide by all applicable laws, including without limitation, all applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and all applicable rules and regulations thereunder.

      Section 7. The prices at which the Shares may be offered by you to your customers are the public offering prices described in the Trust's then-current prospectus. Shares will be offered and sold at the current offering price in effect at the time the order for such Shares is confirmed and accepted by the Distributor at its office in Pennsylvania.

      Section 8. By accepting this offer, you agree:

            (a) that you will offer and sell the Shares only to those persons who are eligible to purchase such Shares;

            (b) that you will offer the Shares only in those jurisdictions in which the Shares may lawfully be offered for sale, and you are responsible for inquiring as to the jurisdictions in which Shares have been qualified for sale;

            (c) that you will purchase Shares only from the Distributor or from your customers and (i) that all such purchases shall be made only to cover orders received by you from your customers, or for your own bona fide investment, (ii) that you will not withhold placing a customer order for Shares in order to benefit yourself and (iii) that you will pay your customers not less than the applicable redemption or repurchase price then quoted by the Trust;

            (d) that you will not purchase any Shares from your customers at a price lower than the then redemption price established by the Trust for the Shares; and

            (e) that the Trust has the right, without notice, to suspend or terminate the sale of the Shares.

      Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Advisor and the Distributor.

      Section 10. All notices and other communications to either you or the Advisor will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown in this Agreement.

      Section 11. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

      Section 12. You hereby agree that you will fully comply with all applicable anti-money laundering laws and regulations as now or hereafter in effect. You may place resale orders for Shares owned by your customers, but only in accordance with the terms of the prospectus. You understand and agree that by placing a resale order by wire or telephone (including resale orders for uncertificated book shares placed via your manual or automated phone system or via the Fund/SERV program of National Securities Clearing Corporation) you represent that a request for the redemption of the Shares covered by the resale order has been delivered to you by the registered owner(s) of such Shares, and that such request has been executed in the manner and with the signature(s) of such registered owner(s) guaranteed as required by the then-current prospectus. Such resale orders shall be subject to the following additional conditions:

            (a) You shall furnish the Distributor with the exact registration and account number to be redeemed at the time you place a resale order by wire or telephone. With respect to resale orders of uncertificated book shares placed via Fund/SERV, you shall retain in your files all documents required to effect such transaction. You will provide the original of such documents upon request.

            (b) You represent and warrant that: (i) your internal control structure over the processing and transmission of orders for Shares ("Orders") is suitably designed to prevent or detect on a timely basis Orders received after the close of the New York Stock Exchange ("NYSE") (currently, 4:00 p.m. Eastern Time) ("Market Close") from being aggregated with Orders received before Market Close; (ii) you will promptly provide notice to the Advisor, the Trust and the Distributor upon becoming aware of any issue materially affecting your ability to comply with your obligations under this provision; and (iii) you will maintain records sufficient to demonstrate compliance with these representations and warranties.

            (c) The resale price will be the next net asset value per share of the Shares computed after the Distributor's receipt, prior to the close of the NYSE, of an order placed by you to resell such Shares, except that orders placed by you after the close of the NYSE on a business day will be based on the Trust's net asset value per share determined that day, but only if such orders were received by you from your customer prior to the close of business of the NYSE that day and if you placed your resale order with the Distributor prior to its normal close of business that day.

      Section 13. This Amended and Restated Agreement (including appendices or other attachments hereto) constitutes the entire agreement among the parties as to the subject matter hereof and supersedes any and all agreements, representations, warranties, written or oral, regarding such subject matter made prior to the time at which the Amended and Restated Agreement has been executed by the parties.

      Section 14. You undertake to promptly notify the Distributor if you are not now a member of the Securities Investor Protection Corporation (or its successor) ("SIPC"), or if at any time during the term of this Agreement you cease being a member of SIPC. Such notice shall be in writing and shall be sent via first class mail to: Citco Mutual Fund Distributors, Inc., Attn: General Counsel, 83 General Warren Blvd., Suite 200, Malvern, Pennsylvania 19355.

      Section 15. This Agreement may be terminated at any time, without the payment of any penalty by the Advisor or Distributor on notice to you. This Agreement will terminate in the event of its assignment (as defined the 1940
Act). You agree that the Advisor and the Distributor have and reserve the right, in their sole discretion, to modify, amend or terminate this Agreement upon written notice to you of such modification, amendment or termination, which shall be effective on the date stated in such notice. Without limiting the foregoing, and any provision hereof to the contrary notwithstanding, your expulsion from the NASD will automatically terminate this Agreement without notice; your suspension from the NASD, the initiation of customer protection proceedings by the Securities Investor Protection Corporation (or its successor), the appointment of a trustee for all or substantially all of our business assets, or our violation of applicable state, Federal or foreign laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon the date notice of such termination is mailed to you. The failure of the Advisor or the Distributor to terminate this Agreement for a particular cause shall not constitute a waiver of their right to terminate this Agreement at a later date for the same or any other cause.

      Section 16. You have developed a Customer Identification Program ("CIP") that will permit you to comply with 31 CFR Part 103, Customer Identification Programs for Broker-Dealers. You agree to perform your responsibilities under its CIP for each customer and/or account who becomes an investor in the Trust or who opens an account for the purpose of selling an interest in the Trust ("shared accounts"). You will certify annually that you have implemented your own anti-money laundering program, and that you have followed our CIP with respect to each and every shared account. You will inform the Trust, the Advisor and the Distributor within five (5) business days of any difficulty you have in performing your duties under yours CIP with respect to any shared account. This Agreement does not alter the responsibility of the parties to file Suspicious Activity Reports or Currency Transaction Reports. The parties may share information with respect to these reports to the extent permitted by law.

      Section 17. This Agreement sets forth the parties mutual obligations to maintain the confidentiality of certain information that may be provided by them or their affiliates, that must be kept confidential under (i) Section 504 of the Gramm-Leach-Bliley Financial Services Modernization Act (the "Act") (ii) regulations adopted under that Act ("Regulation S-P"), (iii) any applicable state laws or regulations permitted by the Commission by Section 507 of that Act, or (iv) any amendments or revisions of any of the forgoing (collectively, the "Privacy Requirements"). The definitions in Regulation S-P shall apply to capitalized terms not defined in this Agreement. In the event that a party to this Agreement receives Non-Public Personal Information from the other party hereto, such party agrees to:

            (a) Maintain the confidentiality of Non-Public Personal Information and not disclose that Information, except to the extent such disclosure is expressly permitted by the Privacy Requirements.

            (b) Provide not less than five (5) business days advance written notification of any such disclosure (subject to reduction if required by applicable legal or regulatory requirements), except to the extent such disclosure is expressly permitted by the Privacy Requirements.

            (c) Not to use Non-Public Personal Information, except as expressly permitted by the Privacy Regulations.

      Section 18. You have and agree to maintain policies reasonably designed to identify and prevent your customers from market timing the purchase and sale of Shares or engaging in arbitrage activity to the detriment of long-term investors in the Trust. You further agree to cooperate to identify and prevent such market timing or in arbitrage activity (including, but not limited to, cooperating with the imposition of any redemption fee assessed by the Trust with respect to such activity).

      If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to Citco Mutual Fund Distributors, Inc. at 83 General Warren Boulevard, Suite 200, Malvern, Pennsylvania 19355.

CRAFund Advisors, Inc.


By:
   ---------------------------------
      (name)                (title)

Date:

Citco Mutual Fund Distributors, Inc.


By:
   ---------------------------------
      (name)                (title)

Date:

Accepted and Agreed to:


----------------------------------

By:
   -------------------------------
      Authorized Officer, Title

Date:
----------------------------------
Taxpayer Identification Number

                                   APPENDIX A
            [FEE SCHEDULE WILL BE REVISED ON A CASE BY CASE BASIS.]


         NAME OF FUND                                 FEE
         ------------                                 ---
The Community Reinvestment Act  for the first 12
Qualified Investment Fund       months from the
                                date of purchase     Annual rate of
                                of shares:           .15% of the net asset value
                                                     of shares owned of record
                                                     or beneficially by your
                                                     customers for which you
                                                     provide services under the
                                                     Amended and Restated
                                                     Agreement, which fee shall
                                                     be computed based on the
                                                     net asset value of the
                                                     shares on the date the
                                                     shares are purchased and
                                                     shall be paid within 30
                                                     days of the date the shares
                                                     are purchased.

                                after the first 12
                                months from the
                                date of purchase     of shares: Annual rate of
                                                     .10% of the average daily
                                                     net asset value of shares
                                                     owned of record or
                                                     beneficially by your
                                                     customers for which you
                                                     provide services under the
                                                     Amended and Restated
                                                     Agreement, which fee shall
                                                     be computed daily and
                                                     payable quarterly within 5
                                                     business days after the end
                                                     of the quarter.

                                if net asset value
                                of shares owned of
                                record or
                                beneficially by
                                your customers for
                                which you provide
                                services under the
                                Agreement exceed
                                $50 million:         Annual rate of .20% of the
                                                     average daily net asset
                                                     value of shares owned of
                                                     record or beneficially by
                                                     your customers for which
                                                     you provide services under
                                                     the Amended and Restated
                                                     Agreement, retroactive to
                                                     the first purchase of
                                                     shares owned of record or
                                                     beneficially by your
                                                     customers for which you
                                                     provide services (but
                                                     reduced by any fee
                                                     previously paid), which
                                                     fee shall be computed
                                                     daily and payable
                                                     quarterly within 5
                                                     business days after the
                                                     end of the quarter.

Upon full redemption of the shares before the end of any fee period (i.e., 12 months for the first period and quarterly thereafter), the fee for such part of the period shall be prorated according to the proportion which such period bears to the full period, using in the case of any quarterly fee period, the average daily net asset value of shares during the quarter. If during the first 12 months shares owned of record or beneficially by your customers are partially redeemed, you shall within 30 days repay to the Advisor the fee paid to you hereunder relating to such shares, prorated according to the proportion which the remaining portion of the 12 month period bears to the full period.

                             CRAFund Advisors, Inc.
                                (the "Advisor")

                                1830 Main Street
                                   Suite 204
                                Weston, FL 33326


                         AMENDED and RESTATED AGREEMENT


Ladies and Gentlemen:

      Advisor, Citco Mutual Fund Distributors, Inc. (the "Distributor") and you wish to amend and restate in its entirety the agreement between the Advisor and you entered into on ______________ (the "Prior Agreement") concerning the provision of certain services relating to The Community Reinvestment Act Qualified Investment Fund (the "Trust").

      The terms and conditions of this amended and restated agreement (the "Amended and Restated Agreement") are as follows:

      Section 1. You agree to provide (a) reasonable assistance in connection with the distribution of shares; (b) the following administrative support services to your customers who may from time to time own of record or beneficially the Trust's shares ("Shares"): (i) responding to routine customer inquiries relating to services performed by you; (ii) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to your customers; (iii) forwarding to customers proxy statements and proxies containing any proposals regarding this Amended and Restated Agreement or the Distribution Plan related hereto; (iv) aggregating and processing purchase, exchange, and redemption requests from customers and placing net purchase, exchange, and redemption orders for your customers; and
(v) assisting customers in changing dividend or distribution options, account designations and addresses.


      Section 2. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning the Trust or its Shares, Advisor or Distributor except those contained in the Trust's then current prospectus for the Trust's Shares, copies of which will be supplied by the Distributor, to you, or in such supplemental literature or advertising as may be authorized by the Trust in writing.


      Section 3. For all purposes of this Amended and Restated Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Advisor, the Trust or the Distributor in any matter or in any respect. You will not engage in activities pursuant to this Amended and Restated Agreement which constitute acting as a broker or dealer under applicable law unless you have obtained any licenses required by law. By your written acceptance of this Amended and Restated Agreement, you agree to and do release, indemnify and hold the Advisor, the Trust, the Distributor, their affiliates and each of their officers, directors and employees harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of the Shares by or on behalf of customers. You and your employees will, upon request, be available during normal business hours to consult with the Advisor or its designees concerning the performance of your responsibilities under this Amended and Restated Agreement.


      Section 4. In consideration for the services and facilities provided by you hereunder, the Advisor will pay to you, and you will accept as full payment therefore, a fee at the annual rate specified on Appendix A and based upon the net asset value of the Trust's Shares owned of record or beneficially by your customers from time to time for which you provide services hereunder. The fee rate may be prospectively increased or decreased by the Advisor, in its sole discretion, at any time upon notice to you. You and the Advisor expressly acknowledge and agree that the Trust shall not be held liable for any fee payable to you hereunder. Further, the Trust may, in its discretion and without notice, suspend or withdraw the sale of such Shares, including the sale of such Shares to you for the account of any customer(s) and the Advisor shall have no liability to you for such suspension or withdrawal.


      Section 5. We may enter into other similar agreements with any other person or persons without your consent.


      Section 6. By your written acceptance of this Amended and Restated Agreement, you represent, warrant and agree that: (i) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Amended and Restated Agreement, will be fully disclosed to your customers if required by applicable law, will be authorized by your customers and will not be excessive or unreasonable under the laws and instruments governing your relationships with your customers; (ii) if you are subject to laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, you will perform only those activities which are consistent with your statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the account of, your customers; and (iii) you are a member of the National Association of Securities Dealers, Inc. ("NASD"), that such membership has not been suspended, and that you agree to maintain membership in the NASD. You further agree to abide by all applicable laws, including without limitation, all applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and all applicable rules and regulations thereunder.

      Section 7. The prices at which the Shares may be offered by you to your customers are the public offering prices described in the Trust's then-current prospectus.

      Section 8. By accepting this offer, you agree:


            (a) that you will offer and sell the Shares only to those persons who are eligible to purchase such Shares;

            (b) that you will offer the Shares only in those jurisdictions in which the Shares may lawfully be offered for sale, as to which we may advise you, from time to time;

            (c) that you will purchase Shares only from the Distributor or from your customers;

            (d) that you will not purchase any Shares from your customers at a price lower than the then redemption price established by the Trust for the Shares.

      Section 9. This Amended and Restated Agreement will become effective on the date a fully executed copy of this Amended and Restated Agreement is received by the Advisor and the Distributor. This Amended and Restated Agreement may be terminated at any time, without the payment of any penalty by the Advisor on notice to you. This Amended and Restated Agreement will terminate in the event of its assignment (as defined the 1940 Act).

      Section 10. All notices and other communications to either you or the Advisor will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown in this Amended and Restated Agreement.

      Section 11. This Amended and Restated Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

      Section 12. You hereby agree that you will fully comply with all applicable anti-money laundering laws and regulations as now or hereafter in effect.

      Section 13. This Amended and Restated Agreement (including appendices or other attachments hereto) constitutes the entire agreement among the parties as to the subject matter hereof and supersedes any and all agreements, representations, warranties, written or oral, regarding such subject matter made prior to the time at which the Amended and Restated Agreement has been executed by the parties.

      If you agree to be legally bound by the provisions of this Amended and Restated Agreement, please sign a copy of this letter where indicated below and promptly return it to CRAFund Advisors, Inc., 1830 Main Street, Suite 204, Weston, FL 33326.

Very truly yours,

CRAFund Advisors, Inc.


By:
   ---------------------------------
      (name)            (title)

Date:

Citco Mutual Fund Distributors, Inc.


By:
   ---------------------------------
      (name)            (title)

Date:

Accepted and Agreed to:


----------------------------------

By:
   -------------------------------
      Authorized Officer, Title

Date:
----------------------------------
Taxpayer Identification Number

                                   APPENDIX A
            [FEE SCHEDULE WILL BE REVISED ON A CASE BY CASE BASIS.]


         NAME OF FUND                                 FEE
         ------------                                 ---
The Community Reinvestment Act  for the first 12
Qualified Investment Fund       months from the
                                date of purchase
                                of shares:           Annual rate of .15% of the
                                                     net asset value of shares
                                                     owned of record or
                                                     beneficially by your
                                                     customers for which you
                                                     provide services under the
                                                     Amended and Restated
                                                     Agreement, which fee shall
                                                     be computed based on the
                                                     net asset value of the
                                                     shares on the date the
                                                     shares are purchased and
                                                     shall be paid within 30
                                                     days of the date the shares
                                                     are purchased.

                                after the first 12
                                months from the
                                date of purchase of
                                shares:              Annual rate of
                                                     .10% of the average daily
                                                     net asset value of shares
                                                     owned of record or
                                                     beneficially by your
                                                     customers for which you
                                                     provide services under the
                                                     Amended and Restated
                                                     Agreement, which fee shall
                                                     be computed daily and
                                                     payable quarterly within 5
                                                     business days after the end
                                                     of the quarter.

                                if net asset value
                                of shares owned of
                                record or
                                beneficially by
                                your customers for
                                which you provide
                                services under the
                                Agreement exceed
                                $50 million:         Annual rate of .20% of the
                                                     average daily net asset
                                                     value of shares owned of
                                                     record or beneficially by
                                                     your customers for which
                                                     you provide services under
                                                     the Amended and Restated
                                                     Agreement, retroactive to
                                                     the first purchase of
                                                     shares owned of record or
                                                     beneficially by your
                                                     customers for which you
                                                     provide services (but
                                                     reduced by any fee
                                                     previously paid), which
                                                     fee shall be computed
                                                     daily and payable
                                                     quarterly within 5
                                                     business days after the
                                                     end of the quarter.

Upon full redemption of the shares before the end of any fee period (i.e., 12 months for the first period and quarterly thereafter), the fee for such part of the period shall be prorated according to the proportion which such period bears to the full period, using in the case of any quarterly fee period, the average daily net asset value of shares during the quarter. If during the first 12 months shares owned of record or beneficially by your customers are partially redeemed, you shall within 30 days repay to the Advisor the fee paid to you hereunder relating to such shares, prorated according to the proportion which the remaining portion of the 12 month period bears to the full period.